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                                                                EXHIBIT 3


                          ARTICLES OF INCORPORATION
                                      OF
                        NATIONAL CITY BANCSHARES, INC.

        The undersigned incorporator or incorporators, desiring to form a corporation (hereinafter referred to as the "Corporation") pursuant to the provisions of:

(Indicate appropriate act)


/X/  INDIANA GENERAL CORPORATION ACT     / / INDIANA PROFESSIONAL CORPORATION ACT OF 1983

as amended (hereinafter referred to as the "Act"), execute the following Articles of Incorporation:

                                   ARTICLE I
                                     NAME

The name of the Corporation is National City Bancshares, Inc.

(The name must contain the word "Corporation" or "Incorporated", or an abbreviation of one of these words.)

                                  ARTICLE II
                                   PURPOSES


The purposes for which the Corporation is formed are:

        To engage in any lawful act or activity for which corporations may be formed under the Indiana General Corporation Act and The Bank Holding Company Act of 1956, as amended, and to possess all other rights and powers authorized by the laws of the State of Indiana, and the laws of the United States of America applicable to bank holding companies and the regulations of the Board of Governors of the Federal Reserve System.

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
                                                            ARTICLE III
                                                        PERIOD OF EXISTENCE

The period during which the Corporation shall continue is perpetual
                                                         (perpetual or a stated period of time)

                                                            ARTICLE IV
                                                RESIDENT AGENT AND PRINCIPAL OFFICE

     Section 1. Resident Agent. The name and address of the Corporation's Resident Agent for service of process is
Mr. Harold A. Mann                                                                           227 Main Street
- ------------------                                                                           -------------------------------
    (Name)                                                                                   (Number and Street or Building)

Evansville                                             Indiana                               47705
- ------------------                                     -------                               ----------
(City)                                                 (State)                               (Zip Code)

<Caption.
Section 2. Principal Office. The post office address of the principal office of the Corporation is
227 Main Street                                      Evansville                  Indiana       47705
- -------------------------------                      -----------                 -------       ----------
(Number and Street or Building)                      (City)                      (State)       (Zip Code)

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(THE RESIDENT AGENT AND PRINCIPAL OFFICE ADDRESS MUST BE LOCATED IN INDIANA.)


                                   ARTICLE V
                               AUTHORIZED SHARES

Section 1. Number of Shares:
The total number of shares which the Corporation is to have authority to issue is 5,000,000.

A. The number of authorized shares which the corporation designates as having par value is 5,000,000 with par value of $3.33 1/3.

B. The number of authorized shares which the corporation designates as without par value is zero.

Section 2. Terms of Shares (if any):
Shares of the corporation may be redeemed by the corporation at the direction of a vote of a majority of the Board of Directors meeting at a regularly or specially called meeting for said purpose.

Furthermore, the corporation, through its Board of Directors shall have the power to purchase, hold, sell and transfer the shares of its own capital stock provided that it does not use its funds or property for the purchase of its own shares of capital stock when such use will cause any impairment of its capital, except when otherwise permitted by law, and provided further that shares of its own capital stock belonging to it are not voted upon directly, or indirectly.

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                                  ARTICLE VI
                     REQUIREMENTS PRIOR TO DOING BUSINESS


        The Corporation will not commence business until consideration of the value of at least $1,000 (one thousand dollars) has been received for the issuance of shares.

                                 ARTICLE VII
                                 DIRECTOR(S)

        Section 1. Number of Directors: The initial Board of Directors is composed of 14 member(s). The number of directors may be from time to time fixed by the By-Laws of the Corporation at any number. In the absence of a By-Law fixing the number of directors, the number shall be fourteen (14).

        Section 2. Names and Post Office Addresses of the Director(s): The name(s) and post office address(es) of the initial Board of Director(s) of the Corporation is (are):


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
     Name                         Number and Street or Building                       City             State           Zip Code
     ----                         -----------------------------                       ----             -----           --------
Gilbert E. Betulius               Denzer Road, R.R. 13                                Evansville       IN              47712
Donald B. Cox                     4029 Fairfax Road                                   Evansville       IN              47710
Wilfred O. Doerner                960 St. Michael Court                               Evansville       IN              47715
Victor R. Gallagher               431 S. Rotherwood Avenue                            Evansville       IN              47714
C. Mark Hubbard                   3400 Robin Place                                    Evansville       IN              47712
Edgar P. Hughes                   Riverside 1, Apt. 505,
                                  101 Court Street                                    Evansville       IN              47708
R. Eugene Johnson                 6840 Arcadian Highway                               Evansville       IN              47715
Edwin F. Karges, Jr.              1106 Harrelton Court                                Evansville       IN              47715
John D. Lippert                   3636 Elmridge Drive                                 Evansville       IN              47711
John Lee Newman                   717 S. Boeke Road                                   Evansville       IN              47714
Laurence R. Steenberg             5688 Cliftmore Drive                                Newburgh         IN              47630
C. Wayne Worthington              3023 Oak Hill Road                                  Evansville       IN              47711
George A. Wright                  6001 Lincoln Avenue                                 Evansville       IN              47715
Mrs. N. Keith Emge                7108 E. Chestnut Street                             Evansville       IN              47715

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        Section 3. Qualifications of Directors (if any):
        Directors of this corporation who serve as directors of any subsidiary banking corporation may hold shares in this corporation as qualifying shares entitling such director(s) to serve in the capacity as a director of such subsidiary banking corporation.

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                                 ARTICLE VIII
                               INCORPORATOR(S)

                The name(s) and post office address(es) of the incorporator(s) of the Corporation is (are):


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
      Name                 Number and Street or Building                   City              State             Zip Code
      ----                 -----------------------------                   ----              -----             --------
Mr. Harold A. Mann         227 Main Street                                 Evansville        IN                47705

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                                  ARTICLE IX
                     PROVISIONS FOR REGULATION OF BUSINESS
                     AND CONDUCT OF AFFAIRS OF CORPORATION

         ("Powers" of the Corporation, its directors or shareholders)
                    (Attach additional pages, if necessary)

        Section 1. Capital Structure.

        The Board of Directors of the corporation is hereby authorized to fix and determine and to vary the amount of working capital of the corporation, to determine whether any and, if any, what part of its surplus, however created or arising, shall be used or disposed of or declared in dividends or paid to shareholders, and, without action by the Shareholders, to use and apply such surplus or any part thereof at any time or from time to time in the purchase or acquisition of shares of any class, voting trust certificates for shares, bonds, debentures, notes script, warrants, obligations, evidences of indebtedness of the corporation or other securities of the corporation, to such extent or amount and in such manner and upon such terms as the Board of Directors of the corporation shall deem expedient to the extent not prohibited by law.

        Section 2. Reliance on Books of the Corporation.

        Each officer, director or member of any committee designated by the Board of Directors of the corporation shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the corporation by any of its officers or employees or by an independent public accountant or by an appraiser selected with reasonable care by the Board of Directors of the corporation or by any such committee or in relying in good faith upon other records of the corporation.

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        Section 3. Indemnification.

        The corporation shall have the power to indemnify its present and past directors, officers, employees, or agents, and such other persons as it shall have the powers to indemnify, to the full extent permitted under, and subject to the limitations of, Title 23 of the Indiana General Corporation Act.

        The corporation may upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers, employees and agents to the extent that such indemnification is allowed in the statute mentioned above.

        Any indemnification as above provided (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because it meets the standard set out in the statute above mentioned. Such determination shall be made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who are not parties to such action, suit or proceeding; or (b) if such a quorum is not obtainable, or even if obtainable, if majority vote of disinterested directors so directs, by independent legal counsel in a written opinion stating that such director, officer, employee or agent has met such standards of conduct, or (c) by a majority vote of a quorum of the shareholders of the corporation consisting of shareholders who are not parties to such action, suit or proceeding.

        Section 4. Voting Rights.

        Each shareholder shall be entitled to one vote for each share of stock standing in his name on the books of the corporation.

        Each shareholder shall have the right to cumulate such voting power as he possesses when electing directors, and to give one candidate as many votes as the number of directors to be elected multiplied by the number of his votes equals, or to distribute his votes on the same principle among two or more candidates, as he sees fit.

        Section 5. Classes of Directors.

        The Bylaws of the Corporation may provide, that the Directors shall be divided into two (2) or more classes whose terms of office shall expire at different times, but no term shall continue longer than three (3) years.

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        Section 6. Voting Rights on Business Combinations.  Any merger, consolidation, or acquisition of this Corporation by another corporation without this Corporation's Board of Directors' approval, shall require the affirmative approval of the holders of eighty percent (80%) of the issued and outstanding common shares of stock of the Corporation and eighty percent (80%) of the issued and outstanding preferred shares or other class of shares, regardless of limitations or restrictions on the voting power thereof, entitled to vote at a meeting duly called for such purpose. Irrespective of any other provisions of these Articles, this Section 6 may be amended at any regular meeting or at a Special Meeting called for that purpose by the affirmative vote of the holders of receipt of shares entitling them to exercise eighty percent (80%) of the voting power on such proposal.

        Article X. Except as otherwise restricted in Article IX, these Articles may be amended at any regular meeting or at a special meeting called for that purpose by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power on such proposal.

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